Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 17, 2005 on the financial statements of Technology Alternatives, Inc. for the years ended December 31, 2003 and 2002 included herein on the registration statement of Technology Alternatives, Inc. on Form SB-2, Amendment No. 1, and to the reference to our firm under the heading "Experts" in the prospectus.


SALBERG & COMPANY, P.A.
Boca Raton, Florida
February 11, 2005